Exhibit 99.1

ITT Reports Strong Third Quarter Earnings of $1.11 Per Share from Continuing Operations

  Earnings from continuing operations increased 26 percent, excluding special items, to $1.12 per share
  Revenue for the quarter climbed 32 percent to $2.9 billion, with organic revenue up eight percent and order volume up 13 percent
  Year-to-date free cash flow reached $759 million, a 127 percent conversion of income from continuing operations
  Proactive actions announced ahead of challenging market conditions, 2008 full-year guidance revised

WHITE PLAINS, N.Y.--(BUSINESS WIRE)--October 24, 2008--ITT Corporation (NYSE: ITT) today reported third quarter 2008 income from continuing operations of $204.5 million, or $1.11 per share. Adjusted to exclude special items, income from continuing operations for the quarter grew to $205.1 million, or $1.12 per share, up 26 percent compared to the third quarter of 2007. Third quarter revenue was $2.9 billion, up 32 percent in total on a comparable basis, comprising eight percent organic revenue growth, a 22 percent benefit from recent acquisitions, and two percent from foreign exchange. Excellent working capital has contributed to year-to-date free cash flow generation of $759 million, representing a 127 percent conversion of income from continuing operations.

“Our teams continue to drive outstanding business results, accounting for another strong quarter for the company by all financial measures and giving us continued confidence in our business,” said Steve Loranger, ITT’s chairman, president and chief executive officer. “We believe our attractive portfolio addressing enduring global needs, strong leadership teams and disciplined management processes have put ITT in a position to better withstand the challenging macroeconomic environment and extreme market volatility.”

Proactive Actions to Address Market Conditions, Revised Guidance

In response to anticipated global market conditions in 2009, ITT plans to accelerate restructuring activities across its business during the fourth quarter. As a result, the company now expects 2008 full-year earnings from continuing operations, excluding special items, to be in the range of $3.97 to $4.03 per share, representing anticipated year-over-year earnings growth of 22 percent. This adjusted outlook includes anticipated restructuring and related charges during the fourth quarter of $74 million, approximately $48 million more than previously planned, reducing expected earnings by $0.17 per share. ITT had previously estimated its full-year earnings to be $4.11 to $4.17 per share.

ITT forecasts full-year 2008 revenue of $11.5 billion to $11.6 billion, which anticipates 28 percent growth compared to full-year 2007 revenue. ITT’s previous revenue estimate of $11.6 billion to $11.7 billion was adjusted due to the projected impact of foreign currency exchange.

Loranger noted, “Our strategies remain focused on long-term growth and continued operational improvements, however, we are preparing for projected softening of the global economy. Our better-than-expected third quarter results and anticipated strong full-year performance enable us to take action now to accelerate restructuring activities and advance operational efficiencies to better weather potential 2009 conditions.”

Third Quarter Business Segment Results

Fluid Technology

  Third quarter revenues for the segment reached $949 million, representing year-over-year growth of 11 percent. Top-line growth in the segment was driven by organic revenue growth of eight percent compared to third quarter of 2007, with balanced global contributions from North American and international markets. Order growth for the segment grew six percent, led by strength in the Industrial Process business.
  Segment operating income for the quarter was up 19 percent year-over-year, to $132 million. Operating margins continued to improve, up 100 basis points to 13.9 percent on a comparable basis. Price, productivity improvements and favorable foreign currency exchange more than offset headwinds from higher material expenses.
  Among the strategic wins for the group during the quarter was a contract valued at $41 million to supply a wide range of ITT products to enable Fluor China’s production of the Jiangxi LDK Solar Polysilicon Project in Xinyu City, China. LDK Solar Co., Ltd. is a leading manufacturer of multicrystalline solar wafers, which are the principal raw materials used to produce solar cells.

Defense Electronics & Services

  Third quarter revenue for the segment exceeded $1.5 billion, an increase of 52 percent year-over-year, benefitting from the continued solid performance of the EDO Corporation acquisition. The segment achieved nine percent organic revenue growth compared to the third quarter of 2007, led by continued strong contract performance in the Advanced Engineering & Sciences (AES) and Systems businesses.
  On a comparable basis, segment operating income for the quarter was up 37 percent to nearly $188 million, driven by continued robust contributions from the acquisition of EDO and strong margin performance on fixed-price contracts.
  Orders for the quarter grew 21 percent organically, contributing to a third quarter backlog of $5.1 billion. The backlog grew by $438 million, which is up more than nine percent from the previous quarter. Contributing to this growth were key wins from both the Department of Defense and civilian agencies.
  The third quarter was marked with a number of strategic highlights including a $490 million Foreign Military Sales contract secured by the Communications Systems business to supply ITT’s communications equipment to allied nations. Also during the quarter, ITT announced its AES and Systems businesses joined forces to win a contract with a potential value of $1.26 billion to support NASA's Space and Near Earth Networks, which provide most of the communications and tracking services for a wide range of Earth-orbiting spacecraft.

Motion & Flow Control

  Third quarter revenue for the segment increased 25 percent, on a comparable basis, to $394 million, with organic revenue growth of six percent. Organic revenue growth was driven by strength in the Aerospace Controls, Friction Technologies, Energy Absorption and Interconnect Solutions businesses, and offset continued weakness in the Flow Control business.
  Segment operating income for the quarter grew 26 percent to $56 million, driven by benefits from recent footprint investments, new product development and strong performance of the International Motion Control acquisition.
  Among the strategic developments for the segment in the quarter was the opening of a new research and development center at its Friction Technologies production facility in northern Italy. ITT’s Friction Technologies business makes brake pads and friction materials for the world’s largest manufacturers of cars, trucks and light commercial vehicles, producing more than 100 million disc brake pads and back plates per year.

Investor Call Today

ITT's senior management will host a conference call for investors today at 9:00 a.m. ET to review third quarter performance and answer questions. The briefing can be monitored live via webcast at the following address on the company's Web site: www.itt.com/ir.

About ITT Corporation

ITT Corporation (www.itt.com) is a diversified high-technology engineering and manufacturing company dedicated to creating more livable environments, enabling communications and providing protection and safety. The company plays an important role in vital markets including water and fluids management, global defense and security, and motion and flow control. Headquartered in White Plains, N.Y., the company employs approximately 40,000 people and generated $9 billion in 2007 sales.

Safe Harbor Statement

Certain material presented herein includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995 ("the Act"). These forward-looking statements include statements that describe the Company's business strategy, outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance. Whenever used, words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target" and other terms of similar meaning are intended to identify such forward-looking statements. Forward-looking statements are uncertain and to some extent unpredictable, and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed in, or implied from, such forward-looking statements. Factors that could cause results to differ materially from those anticipated by the Company include general global economic conditions, decline in consumer spending, interest and foreign currency exchange rate fluctuations, availability of commodities, supplies and raw materials, competition, acquisitions or divestitures, changes in government defense budgets, employment and pension matters, contingencies related to actual or alleged environmental contamination, claims and concerns, intellectual property matters, personal injury claims, governmental investigations, tax obligations and income tax accounting, and changes in generally accepted accounting principles. Recent distress in the financial markets has had an adverse impact on the availability of credit and liquidity sources. Continued market deterioration could jeopardize certain counterparties’ obligations, including those of our insurers and financial institutions. Other factors are more thoroughly set forth in Item 1. Business, Item 1A. Risk Factors, and Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations - Forward-Looking Statements in the ITT Corporation Annual Report on Form 10-K for the fiscal year ended December 31, 2007, and other of its filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

ITT CORPORATION AND SUBSIDIARIES CONSOLIDATED CONDENSED INCOME STATEMENTS (In millions, except per share) (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

Sales and revenues	$2,879.3	$2,181.2	$8,749.8	$6,474.6

Costs of sales and revenues	2,068.6	1,540.1	6,311.1	4,606.9
Selling, general and administrative expenses	417.0	327.6	1,283.4	978.5
Research and development expenses	60.7	46.8	172.5	129.9
Restructuring and asset impairment charges, net	5.0	7.2	15.9	31.1
Total costs and expenses	2,551.3	1,921.7	7,782.9	5,746.4

Operating income	328.0	259.5	966.9	728.2
Interest expense	29.3	25.8	101.3	68.7
Interest income	8.3	12.6	24.6	31.0
Miscellaneous expense (income), net	3.9	4.6	10.6	10.6
Income from continuing operations before income taxes	303.1	241.7	879.6	679.9
Income tax expense	98.6	73.1	279.9	175.3
Income from continuing operations	204.5	168.6	599.7	504.6
Discontinued operations, net of tax	11.8	61.5	9.5	79.2
Net income	$216.3	$230.1	$609.2	$583.8

Earnings Per Share:
Income from continuing operations:
Basic	$1.13	$0.94	$3.32	$2.79
Diluted	$1.11	$0.92	$3.26	$2.74
Discontinued operations:
Basic	$0.07	$0.34	$0.05	$0.44
Diluted	$0.07	$0.33	$0.05	$0.43
Net income:
Basic	$1.20	$1.28	$3.37	$3.23
Diluted	$1.18	$1.25	$3.31	$3.17

Average Common Shares — Basic	180.6	180.2	180.8	180.7
Average Common Shares — Diluted	183.8	183.7	183.8	184.0

ITT CORPORATION AND SUBSIDIARIES CONSOLIDATED CONDENSED BALANCE SHEETS (In millions) (Unaudited)

	September 30,	December 31,
	2008	2007

Assets
Current Assets:
Cash and cash equivalents	$957.3	$1,840.0
Receivables, net	1,921.2	1,935.0
Inventories, net	881.9	887.6
Deferred income taxes	103.0	105.9
Other current assets	157.4	161.3
Total current assets	4,020.8	4,929.8

Plant, property and equipment, net	971.4	980.3
Deferred income taxes	42.9	29.7
Goodwill, net	3,872.2	3,829.7
Other intangible assets, net	647.8	733.0
Other assets	1,081.8	1,050.2
Total assets	$10,636.9	$11,552.7

Liabilities and Shareholders' Equity
Current Liabilities:
Accounts payable	$1,267.3	$1,296.8
Accrued expenses	976.2	958.9
Accrued taxes	76.5	40.9
Notes payable and current maturities of long-term debt	1,662.3	3,083.0
Pension and postretirement benefits	68.5	68.5
Deferred income taxes	8.0	8.2
Total current liabilities	4,058.8	5,456.3

Pension and postretirement benefits	746.5	764.6
Long-term debt	479.1	483.0
Other liabilities	940.2	904.0
Total liabilities	6,224.6	7,607.9

Shareholders' equity	4,412.3	3,944.8
Total liabilities and shareholders' equity	$10,636.9	$11,552.7

ITT CORPORATION AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (In millions) (Unaudited)

	Nine Months Ended
	September 30,
	2008	2007
Operating Activities Net income	$609.2	$583.8
Less: Income from discontinued operations	(9.5)	(79.2)
Income from continuing operations	599.7	504.6

Adjustments to income from continuing operations:
Depreciation and amortization	215.8	134.7
Stock-based compensation	23.2	26.6
Restructuring and asset impairment charges, net	15.9	31.1
Payments for restructuring	(37.3)	(35.8)
Change in receivables	(16.9)	(116.4)
Change in inventories	1.3	17.7
Change in accounts payable and accrued expenses	57.4	70.2
Change in accrued and deferred taxes	48.3	(62.7)
Change in other current and non-current assets	(36.6)	(84.9)
Change in other current and non-current liabilities	17.7	(1.4)
Other, net	7.5	6.4
Net cash — operating activities	896.0	490.1

Investing Activities Additions to plant, property and equipment	(136.6)	(108.2)
Acquisitions, net of cash acquired	(241.0)	(395.7)
Proceeds from sale of assets and businesses	11.5	232.4
Other, net	3.6	1.5
Net cash — investing activities	(362.5)	(270.0)

Financing Activities Short-term debt, net	(1,254.1)	532.8
Long-term debt repaid	(15.4)	(7.2)
Long-term debt issued	0.5	0.4
Repurchase of common stock	(75.0)	(299.0)
Proceeds from issuance of common stock	31.6	55.2
Dividends paid	(89.1)	(71.3)
Tax benefit from stock option exercises and restricted stock award lapses	5.7	13.0
Other, net	(0.6)	(2.4)
Net cash — financing activities	(1,396.4)	221.5

Exchange Rate Effects on Cash and Cash Equivalents	(12.2)	70.7

Net Cash — Discontinued Operations:
Operating Activities	(5.7)	(2.7)
Investing Activities	(1.9)	(5.6)
Financing Activities	—	(1.0)

Net change in cash and cash equivalents	(882.7)	503.0
Cash and cash equivalents — beginning of year	1,840.0	937.1
Cash and Cash Equivalents — end of period	$957.3	$1,440.1

ITT Corporation Non-GAAP Reconciliation
Reported vs. Organic Revenue / Orders Growth
Third Quarter 2008 & 2007

($ Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)

	Sales & Revenues	Sales & Revenues	Change	% Change	Sales & Revenues	Acquisition / Other Contribution	FX Contribution	Adj. Sales & Revenues	Sales & Revenues	Change	% Change
	3M 2008	3M 2007	2008 vs. 2007	2008 vs. 2007	3M 2008	3M 2008	3M 2008	3M 2008	3M 2007	Adj. 08 vs. 07	Adj. 08 vs. 07

ITT Corporation - Consolidated	2,879.3	2,181.2	698.1	32.0%	2,879.3	(491.0)	(38.1)	2,350.2	2,181.2	169.0	7.7%

Defense Electronics & Services	1,539.5	1,011.5	528.0	52.2%	1,539.5	(440.8)	0.4	1,099.1	1,011.5	87.6	8.7%
Communications Systems	261.9	205.0	56.9	27.8%	261.9	(44.8)	0.0	217.1	205.0	12.1	5.9%
Space Systems	154.2	144.7	9.5	6.6%	154.2	0.0	(0.1)	154.1	144.7	9.4	6.5%
Advanced Engineering & Sciences	247.1	120.4	126.7	105.2%	247.1	(78.1)	0.0	169.0	120.4	48.6	40.4%
Electronic Systems	348.1	105.6	242.5	229.6%	348.1	(254.9)	0.0	93.2	105.6	(12.4)	-11.7%
Night Vision	126.6	129.1	(2.5)	-1.9%	126.6	0.0	0.0	126.6	129.1	(2.5)	-1.9%
Systems	346.2	309.7	36.5	11.8%	346.2	0.0	0.0	346.2	309.7	36.5	11.8%
Integrated Structures	35.3	0.0	35.3	NA	35.3	(35.3)	0.5	0.5	0.0	0.5	NA
Intell & Info	31.2	0.0	31.2	NA	31.2	(31.2)	0.0	0.0	0.0	0.0	NA

Fluid Technology	949.3	858.4	90.9	10.6%	949.3	(2.3)	(24.6)	922.4	858.4	64.0	7.5%
Industrial Process	196.2	173.4	22.8	13.1%	196.2	0.0	1.7	197.9	173.4	24.5	14.1%
Residential and Commercial Water Group	326.6	305.8	20.8	6.8%	326.6	0.0	(8.4)	318.2	305.8	12.4	4.1%
Water & WasteWater	439.5	389.2	50.3	12.9%	439.5	(2.3)	(18.5)	418.7	389.2	29.5	7.6%

Motion & Flow Control	393.8	314.6	79.2	25.2%	393.8	(47.9)	(13.9)	332.0	314.6	17.4	5.5%
Aerospace Controls	29.0	26.1	2.9	11.1%	29.0	0.0	0.0	29.0	26.1	2.9	11.1%
Flow Control	61.8	60.6	1.2	2.0%	61.8	(7.2)	0.5	55.1	60.6	(5.5)	-9.1%
Friction Technologies	104.9	88.7	16.2	18.3%	104.9	0.0	(8.7)	96.2	88.7	7.5	8.5%
Energy Absorption	62.0	30.0	32.0	106.7%	62.0	(26.3)	(2.3)	33.4	30.0	3.4	11.3%
IMC Controls	17.7	2.1	15.6	NA	17.7	(14.4)	(0.1)	3.2	2.1	1.1	NA
Interconnect Solutions	118.4	107.1	11.3	10.6%	118.4	0.0	(3.3)	115.1	107.1	8.0	7.5%

	Orders	Orders	Change	% Change	Orders	Acquisition Contribution	FX Contribution	Adj. Orders	Orders	Change	% Change
	3M 2008	3M 2007	2008 vs. 2007	2008 vs. 2007	3M 2008	3M 2008	3M 2008	3M 2008	3M 2007	Adj. 08 vs. 07	Adj. 08 vs. 07

Defense Electronics & Services	1,921.3	1,126.1	795.2	71%	1,921.3	(562.7)	(0.3)	1,358.3	1,126.1	232.2	20.6%

Fluid Technology	1,017.1	929.8	87.3	9%	1,017.1	(2.3)	(26.4)	988.4	929.8	58.6	6.3%

Motion & Flow Control	402.3	325.7	76.6	24%	402.3	(47.9)	(15.6)	338.8	325.7	13.1	4.0%

Total Segment Orders	3,339.6	2,378.4	961.2	40%	3,339.6	(612.9)	(42.4)	2,684.3	2,378.4	305.9	12.9%

Note: Excludes intercompany eliminations.

ITT Corporation
Segment Operating Income & OI Margin
Third Quarter of 2008 & 2007

($ Millions)

	Q3 2008	Q3 2007%
	As Reported	As Reported	Change 08 vs. 07

Sales and Revenues:
Defense Electronics & Services	1,539.5	1,011.5
Fluid Technology	949.3	858.4
Motion & Flow Control	393.8	314.6
Intersegment eliminations	(3.3)	(3.3)
Total Sales and Revenues	2,879.3	2,181.2

Operating Margin:
Defense Electronics & Services	12.2%	13.6%	(140)	BP
Fluid Technology	13.9%	12.9%	100	BP
Motion & Flow Control	14.2%	14.1%	10	BP
Total Ongoing Segments	13.1%	13.4%	(30)	BP

Income:
Defense Electronics & Services	187.8	137.1	37.0%
Fluid Technology	132.2	110.7	19.4%
Motion & Flow Control	55.9	44.4	25.9%
Total Segment Operating Income	375.9	292.2	28.6%

ITT Corporation Non-GAAP Reconciliation
Reported vs. Adjusted Net Income & EPS
Third Quarter of 2008 & 2007

($ Millions, except EPS and shares)

									Change	Percent Change
	Q3 2008	Q3 2008		Q3 2008	Q3 2007	Q3 2007		Q3 2007	2008 vs. 2007	2008 vs. 2007
	As Reported	Adjustments		As Adjusted	As Reported	Adjustments		As Adjusted	As Adjusted	As Adjusted

Segment Operating Income	375.9			375.9	292.2			292.2

Interest Income (Expense)	(21.0)			(21.0)	(13.2)			(13.2)
Other Income (Expense)	(3.9)			(3.9)	(4.6)			(4.6)
Corporate (Expense)	(47.9)			(47.9)	(32.7)			(32.7)

Income from Continuing Operations before Tax	303.1			303.1	241.7			241.7

Income Tax Expense	(98.6)	0.6	#A	(98.0)	(73.1)	(4.5)	#B	(77.6)

Total Tax Expense	(98.6)	0.6		(98.0)	(73.1)	(4.5)		(77.6)

Income from Continuing Operations	204.5	0.6		205.1	168.6	(4.5)		164.1

Diluted EPS from Continuing Operations	1.11	0.01		1.12	0.92	(0.03)		0.89	$0.23	25.8%

#A - Remove Tax Expense of $0.6M.
#B - Remove Tax Benefit of ($4.5M).

ITT Corporation Non-GAAP Reconciliation
Cash From Operating Activities vs. Free Cash Flow
Third Quarter of 2008 & 2007

($ Millions)

	9M 2008	9M 2007

Net Cash - Operating Activities	896.0	490.1

Capital Expenditures	(136.6)	(108.2)

Pension Pre-funding, net of tax	-	50.0

Free Cash Flow	759.4	431.9

CONTACT:
ITT Corporation
Andy Hilton, +1-914-641-2160
andy.hilton@itt.com